NEWS RELEASE

Innovative Card Technologies Receives
NASDAQ Notice of Non-compliance

Los Angeles, CA – August 25, 2008 – On August 19, 2008, Innovative Card Technologies, Inc. (NASDAQ: INVC) received, as expected, a notice of non-compliance from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market indicating that the Company did not regain compliance with the minimum $35 million market value of listed securities requirement set forth in Marketplace Rule 4310(c)(8)(B). As a result, the Company’s securities are subject to delisting from The NASDAQ Capital Market. This notice follows the Company’s previous announcement on July 22, 2008 that it had received notification from the Staff stating that the Company’s common stock had not maintained the required minimum $35 million market value of listed securities over the previous ten consecutive trading days, and, in accordance with NASDAQ rules, providing the Company with 30 calendar days, or through August 15, 2008, to regain compliance.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to present its plan to regain compliance. The hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to InCard as of the date hereof, and InCard has not assumed any duty to update these forward-looking statements to reflect events or circumstances after the date of this document. A discussion of various factors that could cause InCard’s actual results to differ materially from those expressed in such forward-looking statements is included in InCard's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, dated April 1, 2008.

INNOVATIVE CARD TECHNOLOGIES
US BANK TOWER  •  633 WEST 5TH ST, SUITE 2600  •  LOS ANGELES, CA  •  90071
PHONE: 310.312.0700  •  FAX: 213.223.2147  •  WWW.INCARD.COM